Cypress Energy Partners, L.P. 8-K

EXHIBIT 99.1

Cypress Energy Partners, L.P. Announces First Quarter 2019 Results

TULSA, Oklahoma -- (BUSINESS WIRE)—May 13, 2019

Cypress Energy Partners, L.P. (“CELP”) (NYSE:CELP) today reported:

•	Revenues - $90.4 million, up 39% over the prior year;
•	Gross margin - $10.0 million, up 23% over the prior year;
•	Net income - $1.4 million, up 44% over the prior year;
•	Adjusted EBITDA attributable to limited partners - $4.5 million, up 58% over the prior year;
•	Net debt leverage - 3.19x, down 39% from the prior year; and
•	Cash distribution of $0.21 per unit, consistent with the last eight quarters.

Peter C. Boylan III, CELP’s Chairman and Chief Executive Officer stated, “We posted a great first quarter with strong revenue growth driven by Tulsa Inspection Resources (“TIR”), our Pipeline Inspection segment. During the fourth quarter of 2018, we began work on the largest contract in the 15-year history of TIR.  During the second quarter of 2019, we are expecting very strong results. Pipeline inspection and integrity services, our primary businesses, represented 98% of our revenue and 86% of our gross margin during the first three months of 2019.”

Mr. Boylan continued, “Revenues of our Pipeline Inspection segment grew from $58.0 million in the first quarter of 2018 to $86.2 million in the first quarter of 2019, an increase of 49%. This increase was due to growing demand for our services and increased business development efforts. Gross margins in this segment increased 53% from $5.5 million in the first quarter of 2018 to $8.4 million in the first quarter of 2019.”

“Revenues of our Pipeline & Process Services segment decreased in the first quarter of 2019. The decrease was due primarily to adverse weather, which delayed several large projects scheduled to begin in the first quarter of 2019. We currently have the largest project backlog in this segment’s history which we have begun work on in the second quarter of 2019.”

“Revenues of our Water Services segment decreased in the first quarter of 2019, due to the sale of our Texas facilities in 2018 and lower crude oil prices which led to a decline in exploration and production activity in the areas around our facilities.”

“As previously disclosed, our sponsor Cypress Energy Holdings, LLC, completed two acquisitions in 2018. Our sponsor continues to make progress with both of these acquisitions and intends to offer them to the Partnership once it has accomplished certain developmental goals. These acquisitions would move us into several new pipeline services including water treatment, in-line inspection (“ILI”), equipment rental (which could be converted into a service business before offering this business to the Partnership), and offshore pipeline process services. We remain excited about entering the ILI industry with next-generation technology capable of helping pipeline owners and operators better manage the integrity of their assets in both the energy and municipal water industries.”

Mr. Boylan further stated, “We had an excellent 2018 year with strong growth and we are off to a great start in 2019. The long-term increasing demand for pipeline inspection, integrity services, and water solutions remains strong due to our nation’s aging pipeline infrastructure as well as growing production, and we believe we are well-positioned to capitalize on the opportunities that improving market conditions will create. The future addition of the acquisitions referred to above should also position us to eventually resume increasing our distributions. Our ownership interests continue to remain fully aligned with our unitholders, as our General Partner and insiders collectively own 64% of our common units and an affiliate of our General Partner owns 100% of our preferred units.”

First Quarter:

•	Revenue of $90.4 million for the three months ended March 31, 2019, compared with $64.8 million for the three months ended March 31, 2018, an increase of 39%.
•	Gross margin of $10.0 million or 11.1% for the three months ended March 31, 2019, compared to $8.1 million or 12.5% for the three months ended March 31, 2018, an increase of 23%.
•	Net income of $1.4 million for the three months ended March 31, 2019, compared to a net income of $1.0 million for the three months ended March 31, 2018, an increase of 44%.

•	Net income attributable to common unitholders of $0.6 million for the three months ended March 31, 2019, compared to $0.7 million for the three months ended March 31, 2018 (after giving effect to $1.0 million of net income attributable to preferred unitholders in the three months ended March 31, 2019 related to preferred units that were issued in May 2018).
•	Adjusted EBITDA of $4.4 million for the three months ended March 31, 2019, compared to $3.3 million for the three months ended March 31, 2018, an increase of 37%.
•	Adjusted EBITDA attributable to limited partners of $4.5 million for the three months ended March 31, 2019, compared to $2.9 million for the three months ended March 31, 2018, an increase of 58%.
•	Distributable Cash Flow available to common unitholders of $2.3 million for the three months ended March 31, 2019, compared to $0.9 million for the three months ended March 31, 2018, an increase of 145%.
•	A coverage ratio of 0.90x for the three months ended March 31, 2019 compared to the March 31, 2018 coverage ratio of 0.37x. Historically, our Distributable Cash Flow has been lowest during the first quarter of the year, due to the seasonal nature of our business as can be seen in prior years.
•	A net debt leverage ratio of 3.19x and a credit facility covenant leverage ratio of 3.4x, and an interest coverage ratio of 4.8x, on March 31, 2019, pursuant to the terms of our credit facilities.

Highlights include:

•	We deployed an average of 1,432 inspectors per week for the first quarter of 2019, compared to 1,030 in the first quarter of 2018, an increase of 39%.
•	We disposed of 2.8 million barrels of saltwater during the first quarter of 2019 at an average revenue per barrel of $0.77, compared to the disposal of 3.1 million barrels at an average revenue per barrel of $0.82 in the first quarter of 2018, a decrease in volume of 8%.
•	Maintenance capital expenditures for the first quarter of 2019 and 2018 were $0.1 million, reflecting the minimal maintenance capital expenditures necessary for the operations of our businesses.
•	Our expansion capital expenditures during the three months ended March 31, 2019 were $0.3 million. The expansion capital expenditures included the purchase of new equipment to support our inspection and integrity businesses.

Looking forward:

•	We continue to pursue new customers and new projects as they are announced and to renew existing contracts. During the second quarter of 2019, our Pipeline Inspection segment will likely set a new inspector headcount record for us.
•	Our Pipeline & Process Services segment began the second quarter of 2019 with a healthy backlog including projects that were delayed due to first quarter weather issues.
•	We continue our focus on maintenance, integrity, and nondestructive examination services. These business lines yield higher gross margins than our standard inspection work.
•	During the first quarter of 2019, 98% of total saltwater disposal volumes came from produced water, and piped water represented 52% of total water volumes. We have significant operating leverage with our unused capacity, cost structure and minimal maintenance capital expenditure requirements should drilling activity and water volumes increase.
•	LIBOR interest rates have remained relatively unchanged over the last quarter but have risen by about 62 basis points compared to this time last year. However, our outstanding borrowings were significantly reduced as a result of our preferred equity offering and debt refinancing in May 2018.
•	Our relationship with PG&E remains strong. We have continued to provide services to PG&E after their bankruptcy filing and began receiving payment for such services. The bankruptcy court (the “Court”) granted a motion authorizing PG&E to pay certain pre-petition claims to certain key suppliers, including “operational integrity suppliers.” PG&E has advised us that we have been approved to receive a payment under the operational integrity supplier order. Details regarding the amount of such award and associated release terms have not yet been finalized. The Court also authorized PG&E to pay pre-petition claims to certain suppliers that have filed or could file liens on PG&E’s assets. We filed and perfected liens in the counties in which we performed services that are subject to our pre-petition receivables. We are working with PG&E to ensure they have all the required information to support our liens as they work through their payment approval process.

CELP will file its quarterly report on Form 10-Q for the three months ended March 31, 2019 with the Securities and Exchange Commission later today. CELP will also post a copy of the Form 10-Q on its website at www.cypressenergy.com. Unitholders may receive a printed copy of the Quarterly Report on Form 10-Q free of charge by contacting Investor Relations at Cypress Energy Partners, L.P., 5727 South Lewis Avenue, Suite 300, Tulsa, Oklahoma, 74105 or emailing ir@cypressenergy.com.

CELP will host an Earnings Release Conference Call on Monday, May 13, 2019 at 10:00 am EDT (9:00 am CDT), to discuss its first quarter 2019 financial results. Analysts, investors, and other interested parties may access the Earnings Release Conference Call by dialing toll-free (US & Canada): (888) 567-1602, or International Direct: +1 (862) 298-0701.

An archived audio replay of the call will be available in the Investor section of our website at www.cypressenergy.com on Tuesday, May 14, 2019 beginning at 10:00 am EDT (9:00 am CDT).

Non-GAAP Measures:

Cypress defines Adjusted EBITDA as net income, plus interest expense, depreciation, amortization and accretion expenses, income tax expenses, impairments, non-cash allocated expenses, and equity-based compensation, less certain other unusual or non-recurring items. Cypress defines Adjusted EBITDA attributable to limited partners as net income attributable to limited partners, plus interest expense attributable to limited partners, depreciation, amortization and accretion attributable to limited partners, impairments attributable to limited partners, income tax expense attributable to limited partners, and equity-based compensation attributable to limited partners, less certain other unusual or non-recurring items attributable to limited partners. Cypress defines Distributable Cash Flow as Adjusted EBITDA attributable to limited partners less cash interest paid, cash income taxes paid, maintenance capital expenditures, and cash distributions on preferred equity. These are supplemental, non-GAAP financial measures used by management and by external users of our financial statements, such as investors and commercial banks, to assess our operating performance as compared to those of other companies in the midstream sector, without regard to financing methods, historical cost basis or capital structure; the ability of our assets to generate sufficient cash flow to make distributions to our unitholders; our ability to incur and service debt and fund capital expenditures; the viability of acquisitions and other capital expenditure projects; and the returns on investment of various investment opportunities. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted EBITDA attributable to limited partners, and Distributable Cash Flow are net income and cash flow from operating activities, respectively.  These non-GAAP measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures exclude some, but not all, items that affect the most directly comparable GAAP financial measure. Adjusted EBITDA, Adjusted EBITDA attributable to limited partners and Distributable Cash Flow should not be considered an alternative to net income, income before income taxes, net income attributable to limited partners, cash flows from operating activities, or any other measure of financial performance calculated in accordance with GAAP as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. Cypress believes that the presentation of Adjusted EBITDA, Adjusted EBITDA attributable to limited partners and Distributable Cash Flow will provide useful information to investors in assessing our financial condition and results of operations. Cypress uses Adjusted EBITDA, Adjusted EBITDA attributable to limited partners and Distributable Cash Flow as a supplemental financial measure to both manage our business and assess the cash flows generated by our assets (prior to the establishment of any retained cash reserves by the general partner) to fund the cash distributions we expect to pay to unitholders, to evaluate our success in providing a cash return on investment, and whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates and to determine the yield of our units, which is a quantitative standard used throughout the investment community with respect to publicly-traded partnerships, as the value of a unit is generally determined by a unit’s yield (which in turn is based on the amount of cash distributions the entity pays to a unitholder). Because Adjusted EBITDA, Adjusted EBITDA attributable to limited partners and Distributable Cash Flow may be defined differently by other companies in our industry, our definitions of Adjusted EBITDA, Adjusted EBITDA attributable to limited partners and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Reconciliations of (i) Net Income to Adjusted EBITDA and Distributable Cash Flow, (ii) Net Income attributable to limited partners to Adjusted EBITDA attributable to limited partners and Distributable Cash Flow and (iii) Net Cash Provided by (Used In) Operating Activities to Adjusted EBITDA and Distributable Cash Flow are provided below.

This press release includes “forward-looking statements.” All statements, other than statements of historical facts included or incorporated herein, may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While CELP believes its expectations, as reflected in the forward-looking statements, are reasonable, CELP can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in CELP’s Annual Report filed on Form 10-K and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” CELP undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

About Cypress Energy Partners, L.P.

Cypress Energy Partners, L.P. is a master limited partnership that provides essential midstream services, including pipeline inspection, integrity, and hydrostatic testing services to various energy companies and their vendors throughout the U.S. and Canada. Cypress also provides saltwater disposal and environmental services to upstream energy companies and their vendors in North Dakota in the Bakken region of the Williston Basin. In all of these business segments, Cypress works closely with its customers to help them comply with increasingly complex and strict environmental and safety rules and regulations and reduce their operating costs. Cypress is headquartered in Tulsa, Oklahoma.

Contact:	Cypress Energy Partners, L.P. Jeff Herbers, 918-947-5730 Chief Financial Officer jeff.herbers@cypressenergy.com

CYPRESS ENERGY PARTNERS, L.P.
Unaudited Condensed Consolidated Balance Sheets
As of March 31, 2019 and December 31, 2018
(in thousands)
	March 31 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$6,169	$15,380
Trade accounts receivable, net	70,727	48,789
Prepaid expenses and other	1,135	1,396
Total current assets	78,031	65,565
Property and equipment:
Property and equipment, at cost	24,254	23,988
Less: Accumulated depreciation	11,846	11,266
Total property and equipment, net	12,408	12,722
Intangible assets, net	22,085	22,759
Goodwill	50,322	50,294
Finance lease right-of-use assets, net	641	—
Operating lease right-of-use assets	3,328	—
Debt issuance costs, net	1,130	1,260
Other assets	461	253
Total assets	$168,406	$152,853

LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Accounts payable	$6,862	$4,848
Accounts payable - affiliates	4,421	4,060
Accrued payroll and other	16,877	12,276
Income taxes payable	944	737
Finance lease obligations	165	90
Operating lease obligations	454	—
Total current liabilities	29,723	22,011
Long-term debt	83,129	76,129
Finance lease obligations	413	248
Operating lease obligations	2,798	—
Other noncurrent liabilities	179	178
Total liabilities	116,242	98,566

Owners' equity:
Partners’ capital:
Common units (12,053 and 11,947 units outstanding at
March 31, 2019 and December 31, 2018, respectively)	32,845	34,677
Preferred units (5,769 units outstanding at March 31, 2019 and December 31, 2018)	44,291	44,291
General partner	(25,876)	(25,876)
Accumulated other comprehensive loss	(2,486)	(2,414)
Total partners' capital	48,774	50,678
Noncontrolling interests	3,390	3,609
Total owners' equity	52,164	54,287
Total liabilities and owners' equity	$168,406	$152,853

CYPRESS ENERGY PARTNERS, L.P.
Unaudited Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2019 and 2018
(in thousands, except per unit data)

	Three Months Ended March 31,
	2019	2018
Revenue	$90,376	$64,826
Costs of services	80,353	56,697
Gross margin	10,023	8,129

Operating costs and expense:
General and administrative	6,231	5,455
Depreciation, amortization and accretion	1,104	1,134
Gain on asset disposals, net	(21)	(1,709)
Operating income	2,709	3,249

Other (expense) income:
Interest expense, net	(1,311)	(1,956)
Foreign currency gains (losses)	101	(334)
Other, net	88	82
Net income before income tax expense	1,587	1,041
Income tax expense	206	81
Net income	1,381	960

Net (loss) income attributable to noncontrolling interests	(219)	235
Net income attributable to limited partners	1,600	725

Net income attributable to preferred unitholder	1,033	—
Net income attributable to common unitholders	$567	$725

Net income per common limited partner unit (basic and diluted)	$0.05	$0.06

Weighted average common units outstanding:
Basic	11,971	11,899
Diluted	12,355	11,984

Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow

	Three Months ended March 31,
	2019	2018
	(in thousands)
Net income	$1,381	$960
Add:
Interest expense	1,311	1,956
Depreciation, amortization and accretion	1,376	1,418
Income tax expense	206	81
Equity based compensation	269	212
Foreign currency losses	—	334
Less:
Gains on asset disposals, net	—	1,709
Foreign currency gains	101	—
Adjusted EBITDA	$4,442	$3,252

Adjusted EBITDA attributable to noncontrolling interests	(89)	386
Adjusted EBITDA attributable to limited partners	$4,531	$2,866

Less:
Preferred unit distributions	1,033	—
Cash interest paid, cash taxes paid, maintenance capital expenditures	1,218	1,936
Distributable cash flow	$2,280	$930

Reconciliation of Net Income Attributable to Limited Partners to Adjusted
EBITDA Attributable to Limited Partners and Distributable Cash Flow
	Three Months ended March 31,
	2019	2018
	(in thousands)
Net income attributable to limited partners	$1,600	$725
Add:
Interest expense attributable to limited partners	1,311	1,956
Depreciation, amortization and accretion attributable to limited partners	1,249	1,275
Income tax expense attributable to limited partners	203	73
Equity based compensation attributable to limited partners	269	212
Foreign currency losses attributable to limited partners	—	334
Less:
Gains on asset disposals, net attributable to limited partners	—	1,709
Foreign currency gains attributable to limited partners	101	—
Adjusted EBITDA attributable to limited partners	4,531	2,866

Less:
Preferred unit distributions	1,033	—
Cash interest paid, cash taxed paid and maintenance capital expenditures
attributable to limited partners	1,218	1,936
Distributable cash flow	$2,280	$930

Reconciliation of Net Cash Flows (Used In) Provided by Operating
Activities to Adjusted EBITDA and Distributable Cash Flow
	Three Months ended March 31,
	2019	2018
	(in thousands)
Cash flows (used in) provided by operating activities	$(12,250)	$6,783
Changes in trade accounts receivable, net	21,935	(1,565)
Changes in prepaid expenses and other	(6)	(762)
Changes in accounts payable and accounts payable - affiliates	(1,905)	(1,811)
Changes in accrued liabilities and other	(4,562)	(1,168)
Change in income taxes payable	(207)	(82)
Interest expense (excluding non-cash interest)	1,181	1,803
Income tax expense (excluding deferred tax benefit)	206	81
Other	50	(27)
Adjusted EBITDA	$4,442	$3,252

Adjusted EBITDA attributable to noncontrolling interests	(89)	386
Adjusted EBITDA attributable to limited partners	$4,531	$2,866

Less:
Preferred unit distributions	1,033	—
Cash interest paid, cash taxes paid, maintenance capital expenditures	1,218	1,936
Distributable cash flow	$2,280	$930

Operating Data
	Three Months Ended March 31,
	2019		2018

Total barrels of saltwater disposed (000's)	2,814		3,075
Avg. revenue per barrel	$0.77		$0.82
Water Services gross margins	64.3%		57.8%
Avg. number of inspectors	1,432		1,030
Avg. revenue per inspector per week	$4,682		$4,377
Pipeline Inspection Services gross margins	9.7%		9.5%
Avg. number of field personnel	28		24
Avg. revenue per field personnel per week	$5,483		$14,097
Pipeline & Process Services gross margins	12.9%		27.4%
Maintenance capital expenditures (000's)	$52		$124
Expansion capital expenditures (000's)	$301		$1,907
Common unit distributions (000's)	$2,531		$2,506
Preferred unit distributions (000's)	$1,033		$—
Coverage ratio	0.90	x	0.37	x
Net debt leverage ratio	3.19	x	5.19	x